Exhibit 10.3.2
GRAYMARK PRODUCTIONS, INC.
2008 LONG-TERM INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT
Name:
Address:

Grant Date:
Type of Stock Option:	Incentive Stock Option or Nonqualified Stock Option
Exercisable for the Purchase of:	shares of common stock
Vesting:
Expiration Date:
Stock Option Exercise Price:	$ per share of common stock

STOCK OPTION AWARD AGREEMENT
GRAYMARK HEALTHCARE, INC.
2008 LONG-TERM INCENTIVE PLAN
     THIS STOCK OPTION AWARD AGREEMENT (this “Award Agreement”), having an effective date of _________ (the “Award Date”), at Oklahoma City, Oklahoma by and between _________ (“Participant”), and Graymark Healthcare, Inc. (the “Company”):
WITNESSETH:
     WHEREAS, Participant is an Executive Participant and a key management employee of the Company and is important to the Company that Participant be encouraged to remain in the employ of the Company;
     WHEREAS, the Company awarded Stock Option Awards, subject to the vesting schedule provided in this stock option award agreement and such other terms and conditions of the Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (the “Plan”); and
     WHEREAS, capitalized terms as used in this Award Agreement shall have the same meaning as those terms are defined in the Plan unless stated to the contrary;
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, Participant and the Company hereby agree as follows:
     1. GRANT OF OPTION. The Company hereby grants to Participant a stock option that is intended to qualify as an incentive stock option (the “Option”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or, failing to qualify, a Nonqualified Stock Options (the “Options”) to purchase all or any part of ______ shares of the Company’s common stock, par value $0.0001, (the “Stock”) for $______ per share (the “Exercise Price”), subject to the terms and conditions of this Agreement and the Plan (which are incorporated herein by reference and made a part hereof).
     2. EXERCISABILITY OF OPTION. After, and only after, the conditions of this Agreement have been satisfied, shall Participant be eligible to exercise all or any portion of the Options. The Participant shall be entitled, subject to the applicable provisions of this Award Agreement having been satisfied, to exercise the Options on or after the applicable Vesting Date, on a cumulative basis, for the purchase of the number of shares as set forth below:

Number of Vested Shares	Vesting Date

Provided, however, upon the occurrence of a Change of Control (as defined in the Plan), 50% of the Options that have not vested immediately prior to the occurrence of a Change of Control shall immediately vest and Executive shall have the right exercise such Options in accordance with this Award Agreement and the Plan. Notwithstanding any other provisions contained in this Agreement, the Options shall not be (i) exercisable after 5:00 p.m., central daylight saving time, on ____________ (the “Expiration Date”). Furthermore, at all times during the period commencing with the date this Award Agreement and ending on the earlier of (i) the Expiration Date or (ii) the date that is three months prior to the date the Option is exercised by Participant, Participant must be an employee of the Company, SDC Holdings, LLC, AppothecaryRx, LLC or a corporation or a parent or a subsidiary corporation of the Company or such other corporation assuming the Options in a transaction to which Section 424 (a) of the

Code applies. Provided, in the case Participant incurs a disability (as determined by the Company’s Board of Directors), the aforesaid three-month period shall be a one-year period. Provided further, in the event Participant’s employment is terminated by reason of Participant’s death, Participant’s personal representative may exercise the unexercised portion of the vested Options at any time within the earlier of (i) one year after Participant’s death or (ii) the Expiration Date.
     3. NON-TRANSFERABILITY OF THE OPTIONS. Except as otherwise provided in this Agreement and the Plan, the Options shall not be transferable other than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of Participant, only by Participant or duly the appointed representative of Participant in the event of Participant’s Disability or death. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.
     4. EMPLOYMENT. So long as Participant shall continue to be an employee of the Company, SDC Holdings, LLC, ApothecaryRx, LLC or any other subsidiary or parent of the Company, the Option shall not be affected by any change in Participant’s duties or position. Nothing in the Plan or in this Award Agreement shall confer upon Participant any right to continue in the employ of the Company or any of its subsidiaries, or interfere in any way with the right of the Company or its subsidiaries to terminate Participant’s employment at any time.
     5. SPECIAL RULES WITH RESPECT TO OPTIONS. With respect to the Options that may qualify as Incentive Stock Options, the following special rules shall apply:
     (a) Annual Limitation on Exercise of Option. Except as provided in this Award Agreement and the Plan, with respect to the Option and all other incentive stock options granted Participant, in no event during any calendar year will the aggregate “fair market value” (determined as of the time the Option is granted) of the common stock of the Company for which Participant may first have the right to exercise under an incentive stock option granted under all “incentive stock option” plans qualified under Section 422 of the Code that are sponsored by the Company exceed $100,000. To the extent the Options fail to qualify as Incentive Stock Options, all or that portion of the Options not so qualifying shall be considered Nonqualified Stock Options for purposes of this Award Agreement and the Plan.
     (b) Number of Options Granted. Participant may be awarded Incentive Stock Options under Stock Option Award Agreements and the Plan or any other plan maintained and sponsored by the Company. Furthermore, the granting of the Options under this Award Agreement shall not affect any outstanding options previously granted to Participant under the Plan or any other plan maintained and sponsored by the Company.
     (c) Assumption of Unexercised Options. To the extent permitted by the applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization, or liquidation transaction shall assume the unexercised portion of the Option outstanding under this Agreement or issue new Options in place of the unexercised portion of the Option. Provided, such assumption is to be made on a fair and equivalent basis in accordance with the applicable provisions of Section 424(a) of the Code; provided, further, in no event will such assumption result in a modification of any Options within the meaning of Section 424(h) of the Code.
     6. METHOD OF EXERCISE.

     (a) Procedures for Exercise. The manner of exercising the Options shall be by written notice to the Secretary or Chief Financial Officer of the Company prior to the date the Options or part thereof, is to be exercised, and in any event prior to the Expiration Date. Such notice shall state the election to exercise the Option and the number of shares of Stock for which the Options being exercised, and shall be signed by the Participant or other person or persons so exercising the Options or portion thereof.
     (b) Form of Payment. Payment for shares of Stock purchased under this Award Agreement shall be made in full and in cash or by check, shares of common stock of the Company held by the person exercising for more than six months, or a combination thereof, at the time of exercise of the Options. No loan or advance shall be made by the Company for the purpose of financing, in whole or in part, the payment of the Exercise Price of the Stock being purchased pursuant to exercise. In the event that common stock of the Company is utilized in payment of the Exercise Price, then, such common stock shall be valued at the Fair Market Value (as defined in the Plan). In addition to the foregoing procedure which may be available for the exercise of the Option, Participant may deliver to the Company a notice of exercise including an irrevocable instruction to the Company to deliver the stock certificate or certificates issued in the name of Participant or the name of the representative of the Participant representing the shares subject to an Options to a broker authorized to trade in the common stock of the Company. Upon receipt of such notice, the Company will acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice which has been acknowledged by the Company, and without waiting for issuance of the actual stock certificate with respect to the exercise of the Options, the broker may sell the Stock or any portion thereof. Upon receipt of the notice to exercise from the Company, the broker will deliver directly to the Company a portion of the sales proceeds in payment of the Exercise Price and any withholding taxes, if any. Further, the broker may also facilitate a loan to Participant upon receipt of the notice of exercise in advance of the issuance of the actual stock certificate as an alternative means of financing and facilitating the exercise of the Options. For all purposes of affecting the exercise of an Option, the date on which Participant gives the notice of exercise to the Company will be the date Participant becomes bound contractually to take and pay for the shares of Stock for which the Option was exercised. The Board of Directors of the Company, or, if applicable, the Plan’s Committee, may also adopt such other procedures that it desires for the payment of the Exercise Price upon the exercise of the Options that are not inconsistent with the applicable provisions of the Code that relate to Incentive Stock Options.
     (c) Further Information. In the event the Options are exercised, pursuant to the foregoing provisions of this Section 6, by any person or persons other than Participant in the event of the Disability or death of Participant, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Options. The notice so required shall be given by personal delivery to the Secretary or the Chief Financial Officer of the Company or by registered or certified mail, addressed to the Company at 210 Park Avenue, Suite 1350, Oklahoma City, Oklahoma 73102, and it shall be deemed to have been given when notice is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.
     7. SECURITIES LAW RESTRICTIONS. The Options shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom. The certificate representing the Stock shall contain on its face, in addition to any other legend, the following legend in order to give notice of this restriction to any purchaser or transferee of Stock:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.
     8. NOTICES. All notices or other communications relating to the Plan and this Agreement as it relates to Participant shall be in writing and shall be mailed (U.S. Mail) by the Company to Participant at 5400 Union Terrace Lane North, Plymouth, Minnesota 55442 or such other address as Participant may advise the Company in writing.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officers, and Participant has hereunto set his hand and seal, as of the effective date indicated above.

“Company”	GRAYMARK HEALTHCARE, INC. an Oklahoma corporation
BY:

Date:

“Participant”

Date: